                                                                    Exhibit 10.9

                          BONUS AND SEVERANCE AGREEMENT

     THIS BONUS AND SEVERANCE AGREEMENT (this "Agreement") is made as of the 22nd day of June, 2000 by and between TalentPoint, Inc., a Pennsylvania corporation (the "Company") and Donald F. Volk ("Employee").


                                    RECITALS

     WHEREAS, in connection with a stock purchase made pursuant to a Stock Purchase Agreement dated as of October 18, 1997 between Employee and the Company, Employee issued a Secured Note, dated as of October 18, 1997, in the principal amount of $239,940 payable to the Company (the "Employee Note") as consideration for purchase of shares of common stock of the Company;

     WHEREAS, in connection with the Employee Note, Employee executed that certain Assignment of Stock Interest and Security Agreement dated as of October 18, 1997 (the "Security Agreement") pursuant to which Employee pledged all of his stock to the Company and as security for the Employee Note;

     WHEREAS, in a letter from the Company to Employee dated October 18, 1997 (the "Employment Letter"), a copy of which is attached hereto as Exhibit A, the Company set forth the terms of the employment of Employee with the Company;

     WHEREAS, in a memo dated March 29, 2000 from Rudy Karsan to Employee dated April 6, 2000 (the "Compensation Memo"), a copy of which is attached hereto as Exhibit B, the Company set forth the compensation, including a bonus, to be earned by Employee for the calendar year 2000; and

     WHEREAS, the parties hereto desire to enter into this Agreement (i) to provide the terms under which the Company shall agree to cancel the Employee Note upon the happening of certain events set forth herein; (ii) to terminate the Compensation Memo to the extent that it requires the Company to pay Employee $400,000 upon the Company's successful completion of an initial public offering or upon early termination of Employee's employment with the Company prior to an initial public offering, (iii) to set forth the manner in which Employee shall be entitled to a bonus; and (iv) to terminate the 2000 Compensation Memo and the Employment Letter to the extent provided herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Termination of Bonus. The Company's obligation to pay
                     --------------------
Employee $400,000 upon the Company's successful completion of an initial public offering or upon early termination prior to an initial public offering as set forth in the 2000 Compensation Memo is hereby terminated and of no force or effect.

                  2. Cancellation of Note Payable. The Company hereby agrees
                     ----------------------------
that it shall cancel the Employee Note on the earlier to occur of (a) the maturity date set forth therein, provided that Employee is an employee of the Company as of such maturity date and (b) the termination by the Company of the Employee's employment with the Company without Cause (as hereinafter defined) prior to the completion of an initial public offering of the Company's stock. For purposes of this letter, "Cause" shall have the same meaning as set forth in the Stockholders Agreement dated as of December 16, 1999 among the Company and those persons identified therein as Stockholders (the "Stockholders Agreement").

                  3. Effect of Cancellation of Employee Note. Upon the
                     ---------------------------------------
cancellation of the Employee Note pursuant to Section 2 hereof, all amounts due and owing under the Employee Note by Employee to the Company shall be forgiven by the Company, the Security Agreement shall be terminated and Employee shall have no further obligation to the Company under the Employee Note or the Security Agreement. In addition, the Company shall pay to Employee an amount equal to the federal and state income taxes that Employee shall recognize as a result of the cancellation of the Employee Note, provided that the amount payable by the Company pursuant to this Section 3 shall not exceed $160,000. Any amount payable by the Company pursuant to this Section 3 shall be paid to Employee in cash within fifteen (15) days after Employee has submitted his tax returns to the Company evidencing the tax liability resulting from the cancellation of the Employee Note.

                  4. Miscellaneous. This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts and by facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  5. Entire Agreement. This Agreement amends and supercedes all
                     ----------------
prior agreements, understandings, negotiations, whether oral or written, between the Company and Employee with respect to the subject matter herein, including without limitation, the 2000 Compensation Memo (with the exception of Employee's base salary set forth therein) and the Employment Letter and shall constitute the entire agreement between the Company and Employee with respect to the subject matter set forth herein. Nothing in this Agreement shall effect any obligations that Employee may have to the Company or the other shareholders of the Company under any other agreements, documents or arrangements to which Employee is a party, including the Stockholders Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Bonus and Severance Agreement to be executed on the date first written above.



                                       TalentPoint, Inc.


                                       By: /s/ Nooruddin Karsan
                                           ---------------------------
                                               Nooruddin Karsan
                                               Chief Executive Officer




                                       /s/ Donald F. Volk
                                       -------------------------------
                                               Donald F. Volk